Exhibit 10.5

GUARANTY FEE AGREEMENT

This Guaranty Fee Agreement (this “Agreement”), dated as of June 1, 2017 (the “Effective Date”), is entered into by and among each of Determine, Inc., a Delaware corporation (the “Company”), Lloyd I. Miller, III (“Mr. Miller”), MILFAM II L.P. (“MILFAM”) and Alimco Financial Corporation f/k/a Alliance Semiconductor Corporation (“ALIMCO” and, together with Mr. Miller and MILFAM, the “Guarantors”).

Each Guarantor is party to a Limited Guaranty, each as amended to date (collectively, the “Guaranties”), with Western Alliance Bank, as successor in interest to Bridge Bank, National Association (“Lender”), to serve as limited guarantors of certain loans from Lender made pursuant to the Amended and Restated Business Financing Agreement, dated as of July 25, 2014, as amended (the “Credit Agreement”), between the Company and Lender,

The Guarantors have agreed to extend the termination date of their respective Guaranties, and in connection with such extensions, the Company has agreed to pay the Guarantors an arm’s length guaranty fee with shares of Company stock, as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Company and the Guarantors hereby agree as follows:

1.             Guaranty Extension Fees.

a.     Initial Extension Fee. On the Effective Date, Company shall cause to be issued to the Guarantors an aggregate of 50,000 fully paid and nonassessable shares of Company common stock, $0.0001 par value per share (the “Payment Shares”). The Payment Shares shall be issued to the Guarantors in such amounts as set forth on Exhibit A hereto. As soon as reasonably practicable following the Effective Date, the Company shall cause its transfer agent to deliver certificates to the Guarantors, registered in such name or names as the Guarantors may designate, representing the Payment Shares.

b.     Additional Extension Fee. If the Additional Maturity Extension (as defined in each Guaranty) occurs, the Company shall cause to be issued to the Guarantors an additional aggregate of 62,500 fully paid and nonassessable shares of Company common stock, $0.0001 par value per share (the “Additional Extension Payment Shares”), subject to adjustments pursuant to Section 1(c) hereto. The Additional Extension Payment Shares shall be issued to the Guarantors in such amounts as set forth on Exhibit A hereto. As soon as reasonably practicable following the date of the Additional Maturity Extension, the Company shall cause its transfer agent to deliver certificates to the Guarantors, registered in such name or names as the Guarantors may designate, representing the Additional Extension Payment Shares.

c.     Adjustment. In the event of changes in the outstanding common stock of the Company for which the Additional Extension Payment Shares may be payable by reason of stock dividends, split-ups, recapitalizations, reclassifications, conversions, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number of Additional Extension Payment Shares in the aggregate shall be correspondingly adjusted to give the Guarantors the total number as the Guarantors would be entitled to receive had the Additional Maturity Extension occurred prior to such event.

2.             Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants to the Company that:

a.     Organization and Existence. Such Guarantor, if such Guarantor is an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority, and if such Guarantor is a natural person, all requisite power and authority, to invest in the Payment Shares and the Additional Extension Payment Shares pursuant to this Agreement.

b.     Authorization. The execution, delivery and performance by such Guarantor of this Agreement has been duly authorized and will constitute the valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

c.     Purchase Entirely for Own Account. The Payment Shares to be received and the Additional Extension Payment Shares (if received) by such Guarantor hereunder will be acquired for such Guarantor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act 1933, as amended (the “1933 Act”), and such Guarantor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act, without prejudice, however, to such Guarantor’s right at all times to sell or otherwise dispose of all or any part of such Payment Shares or Additional Extension Payment Shares (if received) in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Guarantor to hold the Payment Shares or Additional Extension Payment Shares (if received) for any period of time. Neither such Guarantor nor any affiliate of such Guarantor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended, or an entity engaged in a business that would require it to be so registered.

d.     Investment Experience. Such Guarantor acknowledges that it can bear the economic risk and complete loss of its investment in the Payment Shares and Additional Extension Payment Shares (if received) and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

e.     Restricted Securities. Such Guarantor understands that the Payment Shares and Additional Extension Payment Shares (if received) are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

f.     Legends. It is understood that certificates evidencing the Payment Shares and Additional Extension Payment Shares (if received) may bear the following or any similar legend:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

If required by the authorities of any state in connection with the issuance of sale of the Payment Shares or Additional Extension Payment Shares (if received), the legend required by such state authority.

g.     Accredited Investor. Such Guarantor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

3.             Miscellaneous.

a.     Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement and to effect the issuance of the Payment Shares and the Additional Extension Payment Shares.

b.     Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient (i) upon receipt, when delivered personally or by courier, (ii) the next business day after sent, when sent by overnight delivery service, (iii) upon delivery if given by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, or (iv) three (3) business days after being deposited in the U.S. mail as certified or registered mail, return receipt requested, with postage prepaid, if in each instance such notice is addressed to the party to be notified at such party’s address as set forth on the signature pages hereto or as subsequently modified by written notice.

c.     Successors and Assigns. This Agreement, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the parties’ respective heirs, personal representatives, successors and assigns.

d.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws of any jurisdiction).

e.     Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

f.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

g.     Expenses. The Company agrees to reimburse the Guarantors on demand for all documented fees and expenses, costs, and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) for the preparation, amendment, negotiation, administration, defense, collection and enforcement of this Agreement and the Guaranties (including, without limitation, those incurred in connection with appeals or insolvency proceedings) or otherwise incurred with respect to the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

“Company”

DETERMINE, INC.

By: /s/ John K. Nolan

        John K. Nolan

        Chief Financial Officer

“Guarantors”

LLOYD I. MILLER, III

/s/ Lloyd I. Miller, III

Signature

MILFAM II L.P.

By: MILFAM LLC

Its: General Partner

By: /s/ Lloyd I. Miller, III

Name:  Lloyd I. Miller, III

Title:    Manager

ALIMCO FINANCIAL CORPORATION f/k/a

ALLIANCE SEMICONDUCTOR CORPORATION

By: /s/ Alan B. Howe

Name: Alan B. Howe

Title:    CEO

EXHIBIT A

PAYMENT SHARES ALLOCATION

Guarantor	Number of Payment Shares
Lloyd I. Miller, III	8,334
MILFAM II L.P.	8,333
Alimco Financial Corporation f/k/a Alliance Semiconductor Corporation	33,333
Totals:	50,000

ADDITIONAL EXTENSION PAYMENT SHARES ALLOCATION

Guarantor	Number of Payment Shares
Lloyd I. Miller, III	10,417
MILFAM II L.P.	10,417
Alimco Financial Corporation f/k/a Alliance Semiconductor Corporation	41,666
Totals:	62,500